UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2023

KENSINGTON CAPITAL ACQUISITION CORP. V

(Exact name of registrant as specified in charter)

Cayman Islands	001-40741	98-1592043
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Old Country Road, Suite 301 Westbury, New York	11590
(Address of principal executive offices)	(Zip code)

(703) 674-6514

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and three-fourths of one redeemable warrant	KCGI.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	KCGI	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	KCGI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement

As previously announced, on April 6, 2023, Kensington Capital Acquisition Corp. V, a Cayman Islands exempted company incorporated with limited liability (“Kensington”), entered into a business combination agreement (the “Business Combination Agreement”) with Arrival, a joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg and registered with the RCS under number B248209 (the “Company”). The Business Combination Agreement had contemplated that, among other things, (i) upon closing Kensington would merge with and into one of the Company’s wholly-owned subsidiaries (“PubCo”), a joint stock company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg (the “Initial Merger”), with PubCo being the surviving entity, (ii) immediately after the effectiveness of the Initial Merger, PubCo would redeem and cancel the shares held by its initial shareholder pursuant to a share capital reduction of PubCo (the “Redemption”), and (iii) immediately following the effectiveness of the Initial Merger and the Redemption, the Company would merge with and into PubCo, with PubCo being the surviving entity.

Effective as of July 3, 2023 and in accordance with Section 9.01(a) of the Business Combination Agreement, Kensington and the Company mutually agreed to terminate the Business Combination Agreement, pursuant to a letter agreement between Kensington and the Company (the “Termination Letter”). Under the Termination Letter, Kensington waived and released all claims or causes of action against the Company and its Non-Party Affiliates (as defined in the Termination Letter), and the Company waived and released all claims or causes of action against Kensington and its Non-Party Affiliates, that have been or could have been, could now be, or could in the future be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Business Combination Agreement or any other Transaction Document (as defined in the Business Combination Agreement), or the negotiation, execution, or performance or non-performance of the Business Combination Agreement or any other Transaction Document (including any representation or warranty made in, in connection with, or as an inducement to, the Business Combination Agreement or any other Transaction Document).

The foregoing description of the Termination Letter is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On July 3, 2023, Kensington and the Company issued a joint press release announcing the termination of the Business Combination Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information provided in this Item 7.01, including the exhibit incorporated herein by reference, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Termination Letter.

99.1	Press Release, dated July 3, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 3, 2023

KENSINGTON CAPITAL ACQUISITION CORP. V

By:	/s/ Daniel Huber
	Name:	Daniel Huber
	Title:	Chief Financial Officer

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